EXHIBIT 23.0

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors and Shareholders

  FSI International, Inc.

      We consent to incorporation by reference in the registration statements on Form S-8 (No.’s 33-29494, 33-39919, 33-33649, 33-33647, 33-39920, 33-42893, 33-77852, 33-77854, 33-60903, 333-30675, 333-19677, 333-19673, 333-01509, 333-50991, 333-94383, 333-96275, 333-61164 and 333-104088) and on Form S-3 (No. 333-86148) of FSI International, Inc. of our reports dated October 17, 2003, relating to the consolidated balance sheets of FSI International, Inc. and subsidiaries as of August 30, 2003 and August 31, 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows and related schedule for each of the fiscal years in the three-year period ended August 30, 2003, which reports appear in the August 30, 2003 annual report on Form 10-K of FSI International, Inc. Our reports refer to a change of accounting for goodwill in fiscal 2002 and revenue recognition in fiscal 2001.

/s/ KPMG LLP

Minneapolis, Minnesota

November 24, 2003